UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 4, 2005

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2005, Tempur-Pedic International Inc. entered into an amendment to its Third Amended and Restated Credit Agreement, dated as of August 26, 2004 (the Credit Agreement”), with Tempur-Pedic, Inc., Tempur Production USA, Inc., Dan-Foam ApS, certain other subsidiaries of Tempur-Pedic International Inc., General Electric Capital Corporation and the other agents and lenders named therein. The amendment, among other things, (i) increases the amount available under the Credit Agreement’s U.S. revolving line of credit from $20,000,000 to $40,000,000, and (ii) increases the amount committed by General Electric Capital Corporation to the U.S. revolving line of credit from $5,000,000 to $25,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2005

Tempur-Pedic International Inc.

By:	/s/ Robert B. Trussell
Name:	Robert B. Trussell, Jr.
Title:	Chief Executive Officer